CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-45985, No. 33-79488, No. 33-59521, No. 33-59523, No. 333-27243 and No. 333-87129) of Acme Electric Corporation of our report dated August 10, 2000, except for the Pending Merger section of Note 1, which is as of September 18, 2000, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Buffalo, New York
September 27, 2000

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 2-89587) of Acme Electric Corporation of our report dated August 10, 2000, except for the Pending Merger section of Note 1, which is as of September 18, 2000, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Buffalo, New York
September 27, 2000